EXHIBIT 10.3

PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (this "Agreement"), dated as of May 19, 2017, is between BES ACQUISITIONS, LLC, an Illinois limited liability company ("Buyer"), and GGT TRG RIM TX, LLC, a Delaware limited liability company ("Seller").
1.Defined Terms; Interpretation.
(a)    Definitions of certain defined terms are provided throughout the text of this Agreement. Defined terms listed in this Section 1 have the meaning assigned to them below.
"Anti-Terrorism Law" means Executive Order 13224, as amended; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06 et seq.; the Iraqi Sanctions Act, Pub.L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act; the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597.
"Business Day" means any day, Monday through Friday, that the national banks in San Antonio, Texas are open for business. Whenever under the terms of this Agreement the time for performance of any act, covenant or condition or the expiration of any time period falls on a day that is not a Business Day, such expiration time or time for performance shall be extended to the next Business Day.
"Confidential Information" means all of the Information, together with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials prepared by Buyer or any of its Representatives that contain, reference, reflect or are based upon, in whole or in part, any Information; provided that Confidential Information does not include information that (i) was or becomes available to Buyer on a non-confidential basis, and not in violation of any legal, fiduciary or contractual duty, from a source other than Seller or any of its direct or indirect affiliates, members, partners, employees, agents, contractors, representatives or attorneys, provided that such other source is not known by Buyer or any of its Representatives to be bound by a confidentiality obligation to Seller or any of its affiliates, (ii) was or becomes generally available to and known by the public (other than as a result of a breach by Buyer or any of its Representatives of this Agreement or a violation by Buyer or any of its Representatives of any other non-use or confidentiality obligation), (iii) was previously in Buyer's possession, provided that such information is not known by Buyer or any of its Representatives to be subject to another confidentiality agreement or other obligation of secrecy to Seller or any of its affiliates, or (iv) was independently developed by Buyer or any of its Representatives without derivation from, reference to or reliance upon, or using in any manner, the Confidential Information and without violating any of the confidentiality obligations under this Agreement.

8728004v2 5/16/2017 9:42 AM    8999.077

"Declaration" means the Declaration of Covenants, Conditions and Restrictions in the form of Exhibit F to be recorded by Seller in the real property records of Bexar County, Texas prior to the Closing.
"Deposits" means refundable deposits under Leases, including payments made under the Sure Deposit program, and payments of Rent made more than thirty (30) days in advance.
"Effective Date" means the date that a fully executed copy of this Agreement is delivered to Buyer and Seller.
"Environmental Law" means any law relating to the protection of the environment or, to the extent related to environmental conditions, human health or safety, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; and similar laws of the State of Texas.
"Escrow Agent" means Republic Title of Texas, Inc.
"Feasibility Period" means the period commencing on the Effective Date and ending at 5:00 p.m., Central Time, on June 14, 2017.
"General Contractor" means Trinsic Residential Builders, LLC, a Texas limited liability company.
"Hazardous Materials" means (a) any substance that constitutes hazardous materials, hazardous waste or toxic waste within the meaning of any Environmental Law or that otherwise is subject to regulation under any Environmental Law and (b) regardless of whether it is so classified, any radioactive material, radon, mold, mildew, microorganisms, asbestos, any medical waste, polychlorinated biphenyls (PCBs), lead-based paint, urea formaldehyde foam insulation and petroleum or petroleum derivatives.
"Improvements" means all buildings, structures, parking areas, sidewalks, landscaping and other improvements located on the Land, including, but not limited to, the 308 unit mid‑rise apartment complex located on the Land.
"Information" means all information, documents, plans, specifications, pictures, projections and other written or verbal information and materials that is not in the public domain and that is furnished to Buyer or any of its subsidiaries or affiliates or any of their respective employees, representatives or agents by Seller or the Related Entities or any officer, director, trustee, agent, employee or other person acting or purporting to act on behalf of Seller or any of the Related Entities (including any materials delivered in accordance with Section 5(a)), and all information concerning the Property obtained by Buyer or any of its subsidiaries or affiliates or any of their respective employees, representatives or agents in connection with Buyer's evaluation of the Property, together with any excerpt from or copy of such information, that is prepared by Buyer or any of its subsidiaries or affiliates or any of their respective employees, agents or representatives and all written, diskettes or electronically stored or transmitted documentation furnished to or prepared by Buyer or any of its subsidiaries or affiliates or any of their respective employees, agents or representatives based upon or derived from, reflecting or incorporating, in whole or in part, such information or the evaluation of the Property.
"Intangibles" means all right, title, interest and estate of Seller in, to and under (a) all Assumed Contracts, (b) all transferable permits, licenses, approvals, utility rights, air rights, excess floor area rights and other development rights and similar rights related to the Property, if any, whether granted by governmental authorities or private persons (collectively, the "Permits"), and (c) all right, title and interest of Seller in and to all assignable warranties and guaranties covering all or any part of the Property, other than those made by Seller or a Related Entity (collectively, the "Guaranties"), it being the intent of the parties hereto that no Guaranties are being provided by Seller or any Related Entity. Intangibles shall not include, and Buyer shall not utilize (i) any internet addresses or websites used in connection with the Property or (ii) the name "Aura" or the logo including such name or any reference thereto or derivative thereof; provided that Buyer may utilize the name "Aura" and the logo including such name and any brochures, marketing materials, other branded items of personal property and signage in connection with the Property for a period of 90 days after Closing. The terms of the foregoing sentence shall survive Closing for 90 days. Notwithstanding any other provision hereof, Seller makes no representation or warranty relating to the assignability of any of the Service Contracts or Guaranties and shall not be required to obtain any consents relating to any such assignment. Seller will, however, request consents to all Assumed Contracts in accordance with the terms of said Assumed Contracts to the extent requested in writing by Buyer.
"Land" means the tract or tracts of land described in Schedule 1, including all rights, privileges and easements in any way pertaining thereto, all rights of Seller, if any, in and to any mineral rights and riparian rights used or connected with the beneficial use or enjoyment of the Land, and all right, title and interest in and to any adjoining sidewalk and in and to any adjoining street or alley, and commonly known as Aura Rim, San Antonio, Texas.
"Leases" collectively means the leases permitting occupancy or use of any apartment unit or other space in the Improvements.
"New Contracts" means any contract executed by Seller after the Effective Date that is with an entity other than a Related Entity, which is terminable on not more than 30 days' notice at no cost to Buyer and related to the operation, maintenance or management of the Property.
"Permitted Exceptions" means (a) rights of tenants as tenants only under the Leases that shall be identified in the rent roll delivered at Closing, (b) title exceptions shown on the Commitment that Title Company has not agreed to remove from the Commitment as of the end of the Feasibility Period and that Seller is not required to remove as provided in Section 7(c), (c) items shown on the Survey that have not been removed as of the end of the Feasibility Period, (d) property taxes and assessments for the year 2017 and subsequent years which are not yet due and payable as of Closing, (e) the Declaration and (f) matters created by Buyer or any of its affiliates or any of their respective representatives, consultants or contractors.

"Personalty" means all furniture, fixtures, equipment, machinery, building materials, supplies, inventory and other tangible property owned by Seller, used in connection with the ownership, maintenance, use, leasing, service or operation of the Land or Improvements, and located on the Land or to be located on the Land on the Closing Date, including, without limitation, the items listed on Schedule 3, but specifically excluding (i) any personal property owned, financed or leased by any tenant, (ii) any computer software which either is used by or licensed to Seller or Property Manager, or which Seller deems proprietary, and (iii) any tangible personal property owned by Property Manager.
"Property" means the Land, the Improvements, the Personalty and the Related Assets, collectively.
"Property Management Agreement" means the Property Management Agreement between the Property Manager and Seller.
"Property Manager" means ZRS.
"Related Assets" means all right, title, interest and estate of Seller in, to and under (a) all Leases and all guaranties of Leases, (b) the Deposits and Rents due after the Closing (c) all Intangibles and (d) all Assumed Contracts and New Contracts.
"Related Entities" or a "Related Entity" means General Contractor, TRG Rim, L.P., TRG-Rim GP, LLC, Trinsic Residential Group, LP, Akard Street Partners, L.P. and all direct and indirect affiliates and subsidiaries thereof and all entities related thereto, and all partners, shareholders, members, directors, officers, trustees, managers, authorized agents and employees of any of the foregoing.
"Rent Roll" means the rent roll for the Property attached hereto as Schedule 2.
"Rents" means all rents, revenues, income, profits and receipts due under Leases or otherwise receivable by the owner of the Property for use or occupancy of any of the Property and any recurring income from cable television, telephone, internet, laundry and similar concessions.
"Service Contracts" means the contracts to which Seller is a party relating to the operation, maintenance or management of the Property as of the Effective Date, excluding any agreement with the Broker and the Property Management Agreement, and including any New Contracts.
"Title Company" means First American Title Insurance Company.
"Title Review Period" means the period expiring on the last day of the Feasibility Period.
(b)    When the context so requires in this Agreement, words of one gender include one or more other genders, singular words include the plural, and plural words include the singular. Use of the words "include" and "including" are intended as an introduction to illustrative matters and not as a limitation. When either party is granted permission to exercise its discretion in this Agreement, there shall be no requirement, unless the Agreement expressly states to the contrary, to exercise such discretion reasonably or in accordance with commercial standards and instead such discretion may be exercised in the sole, absolute and unilateral discretion of such party. References in this Agreement to "Sections" are to the numbered subdivisions of this Agreement, unless another document is specifically referenced. The word "party" when used in this Agreement means either Buyer or Seller unless another meaning is required by the context. The word "person" includes individuals, entities and governmental authorities. The word "governmental authority" is intended to be construed broadly and includes federal, state and local governmental entities, commissions, councils, instrumentalities, bodies, boards, departments and officers and individuals acting in any official capacity. When used in this Agreement, the word "laws" is intended to be construed broadly and includes all codes, statutes, rules, regulations, ordinances, pronouncements, case law, requirements, orders, directives, decisions, decrees, judgments and formal or informal guidance or interpretations of any court or governmental authority having jurisdiction over the Property and construction and operation of the Improvements thereon (including but not limited to all Environmental Laws, the Americans with Disabilities Act and any local Board of Fire Underwriters).
2.    Agreement to Purchase. Buyer agrees to purchase the Property from Seller, and Seller agrees to sell the Property to Buyer, all on the terms provided in this Agreement.
3.    Purchase Price.
(a)    Purchase Price. Subject to prorations and credits as provided in this Agreement, the purchase price for the Property shall be $48,000,000 (the "Purchase Price") and shall be due and payable by Buyer to Seller in cash at Closing (as defined below).
(b)    Earnest Money. Buyer agrees to deposit $500,000 as earnest money (the "Earnest Money") with Escrow Agent within three Business Days after the Effective Date. Escrow Agent shall acknowledge receipt of the Earnest Money. The Earnest Money shall be applied as a credit to the Purchase Price at Closing. If Buyer elects to terminate this Agreement on or prior to the expiration of the Feasibility Period, the Earnest Money shall be paid to Buyer following receipt of the Due Diligence Termination Notice from Buyer. In the event of a termination of this Agreement by either Seller or Buyer for any other reason, the Earnest Money shall be delivered to the party hereto entitled to same pursuant to the terms hereof on or before the fifth Business Day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the Earnest Money prior to the end of the fourth Business Day following receipt of termination. In the event of such a dispute, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.
4.    Closing.
(a)    Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur at the offices of Escrow Agent on a date selected by Buyer reasonably acceptable to Seller and not later than July 14, 2017 (the "Closing Date"). The transactions contemplated by this

Agreement shall be closed through an escrow with the Escrow Agent, in accordance with the general provisions of the usual form of "New York Style" Escrow Agreement then in use by Escrow Agent, with such special provisions inserted in such escrow agreement as may be required to conform with this Agreement ("Escrow"). Notwithstanding anything to the contrary in this Agreement, upon the creation of the Escrow, payment of the Purchase Price and delivery of the Deed and other documents to be delivered pursuant to this Section 4, shall be made through the Escrow. Seller and Buyer shall execute gap undertakings in the form required by the Title Company if required by the Title Company in order to close by a "New York Style" closing.
(b)    Seller Closing Deliveries. As of or prior to the Closing Date, Seller will deposit with Escrow Agent the following items (collectively, the "Seller Closing Documents"):
(i)    a special warranty deed (the "Deed"), in the form attached to this Agreement as Exhibit A, executed and acknowledged by Seller, conveying to Buyer or Buyer's permitted assignee or assignees, the Land and the Improvements subject only to the Permitted Exceptions, which Deed shall be recorded by Escrow Agent in the official records of Bexar County on the Closing Date;
(ii)    a bill of sale, in the form attached to this Agreement as Exhibit B, executed by Seller;
(iii)    a counterpart of an assignment and assumption of the Leases and Rents, in the form attached to this Agreement as Exhibit C (the "Assignment of Leases"), executed by Seller;
(iv)    notices to each tenant of the Property, in a form approved by Buyer, which approval shall not be unreasonably withheld (the "Notice to Tenants"), which Seller shall sign along with Buyer, notifying each tenant of the transfer of the Property and advising each tenant as to future payment of rent and that Buyer has assumed exclusive responsibility for Deposits made by such tenant;
(v)    a counterpart of an assignment and assumption agreement, in the form attached to this Agreement as Exhibit D (the "Assignment and Assumption Agreement"), executed by Seller;
(vi)    a quit claim assignment of the General Contractor's right, title and interest in all subcontracts relating to the Improvements, and any assignable Guaranties (collectively, the "Subcontracts"), in the form attached to this Agreement as Exhibit E, executed by the General Contractor; provided, however, that neither Seller nor the General Contractor makes any representation or warranty concerning the assignability of any such Subcontracts and no warranties or guaranties are being provided by Seller or any Related Entity;
(vii)    an update to the Rent Roll dated as of a date not earlier than three Business Days prior to the Closing Date;

(viii)    such documents as Escrow Agent or Title Company may reasonably require to (a) establish the authority of Seller to complete the transfer of the Property contemplated by this Agreement, or (b) deliver the Title Policy contemplated by this Agreement;
(ix)    the letter in the form attached hereto as Exhibit G, executed by Seller;
(x)    an affidavit, dated as of the Closing Date and executed by an appropriate representative of Seller under penalty of perjury, stating that Seller is not a person with respect to whom withholding is required under Section 1445 of the Internal Revenue Code of 1986, as amended;
(xi)    a closing statement;
(xii)    notices to each vendor under an Assumed Contract, in a form provided by Buyer and approved by Seller, which approval shall not be unreasonably withheld ("Notices to Vendors"), which Seller shall sign along with Buyer, notifying the vendor of the transfer of the Property and the assignment of the Assumed Contact, and advising the vendor as to future performance under the Assumed Contract;
(xiii)    a certificate, dated as of the Closing Date and executed by an appropriate representative of Seller, stating that all representations and warranties made in Section 9(a) are true and correct in all material respects on the Closing Date, except representations and warranties with respect to the Rent Roll (which will be supplanted by the rent roll delivered at the Closing) and except as set forth in Section 5(e); and
(xiv)    to the extent required, state, county and local transfer declarations (the "Tax Declarations").
(c)    Buyer Closing Deliveries. As of or prior to the Closing Date, Buyer will deposit with Escrow Agent (i) the Purchase Price, net of credit for the Earnest Money and adjustments for prorations and other items charged or credited to Buyer in accordance with this Agreement, and (ii) the following documents (collectively, the "Buyer Closing Documents"):
(i)    executed counterpart of the Assignment and Assumption Agreement;
(ii)    executed counterpart of the Assignment of Leases;
(iii)    such documents as Escrow Agent or Title Company may reasonably require to establish the authority of Buyer to complete the transfer of the Property contemplated by this Agreement;
(iv)    a closing statement;
(v)    executed counterpart of the Notice to Tenants;
(vi)    executed counterparts of the Notices to Vendors; and

(vii)    a certificate, dated as of the Closing Date and executed by an appropriate representative of Buyer, stating that all representations and warranties made in Section 9(b) are true and correct in all material respects on the Closing Date; and
(viii)    to the extent required, executed counterparts of the Tax Declarations.
(d)    Documents and funds deposited in escrow under Section 4(b) or 4(c) will be returned to the person who deposited them if Seller or Buyer terminates its obligation to complete the transfer of the Property contemplated by this Agreement under circumstances allowed by this Agreement.
(e)    Simultaneously with the Closing and if not previously delivered to Buyer or located at the Property, Seller will deliver to Buyer, outside of the closing escrow, originals or, if originals are not in Seller's possession, copies of (i) all Assumed Contracts and New Contracts and files related thereto, (ii) all Leases, guaranties of Leases and files related to the Leases, (iii) all Permits and files related thereto in Seller's or Property Manager's possession; (iv) all Guaranties and files related thereto in Seller's or General Contractor's possession; (v) all Subcontracts and files related thereto in Seller's or General Contractor's possession; (vi) all manufacturer's warranties and manuals relating to any Personalty that is part of the Property, it being understood that many manufacturer's warranties and manuals will apply generically to the same models or items of Personalty situated in, serving or used in connection with the apartment units within the Property and files related thereto in Seller's or General Contractor's possession; and (vii) all keys and access cards to the Property.
5.    Delivery of Due Diligence Materials; Feasibility Period.
(a)    Due Diligence Documents. To the extent not delivered prior to the Effective Date, within three Business Days after the Effective Date, Seller will deliver to Buyer or make available to Buyer on-site copies of the documents identified on Schedule 4 to the extent in Seller's or Property Manager's possession or control. In addition, during the Feasibility Period and following at least 24 hours' prior telephone or written notice from Buyer, Seller agrees to allow Buyer, its authorized agents or representatives, at Buyer's expense, to inspect at the Property and make copies of any other documents and property records relating exclusively to the ownership, operation and maintenance of the Property, but only if and to the extent such documents and property records are in Seller's or Property Manager's possession at the Land. No lack of documentation available or failure of Buyer to review any such documentation or, except for the failure to deliver to Buyer or make available to Buyer on-site copies of the documents identified on Schedule 4 to the extent in Seller's or Property Manager's possession or control, no failure of Seller to deliver any such documentation to Buyer shall in any event be deemed a default by Seller hereunder; provided, however, that Buyer's sole remedy with respect to the foregoing shall be to terminate this Agreement prior to the expiration of the Feasibility Period.
(b)    Physical Due Diligence. Commencing on the Effective Date and continuing until the Closing (or earlier termination of this Agreement), Buyer shall have reasonable access to the Property at all reasonable times during normal business hours, for the purpose of conducting physical inspections and reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (i) Buyer must give Seller 24 hours' prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller's prior written consent (which consent may be given, withheld or conditioned in Seller's sole discretion), (ii) prior to performing any inspection or test, Buyer must deliver a certificate of insurance to Seller evidencing that Buyer and its contractors, agents and representatives have in place comprehensive general liability insurance (with policy limits of at least $2,000,000) and workers' compensation insurance (with policy limits not less than statutory requirements) for its activities on the Land on terms reasonably satisfactory to Seller covering any accident arising in connection with the presence of Buyer, its contractors, agents and representatives on the Land, which insurance shall name Seller as an additional insured thereunder and (iii) all such tests shall be conducted by Buyer in compliance with Buyer's responsibilities set forth in this Section 5. Buyer shall bear the cost of all such inspections or tests. Subject to the provisions of this Section 5, Buyer or Buyer's representatives may meet with any tenant; provided, however, Buyer must contact Seller at least 24 hours in advance by telephone or fax to inform Seller of Buyer's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Subject to the provisions of this Section 5, Buyer or Buyer's representatives may meet with any governmental authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Buyer must contact Seller at least 48 hours in advance by telephone, e-mail or fax to inform Seller of Buyer's intended meeting and to allow Seller the reasonable opportunity to attend such meeting if Seller desires; provided that no such notice shall be required with respect to routine inquiries to governmental authorities in connection with zoning letters and/or reports.
(c)    Termination Right. Notwithstanding anything to the contrary in this Agreement, Buyer may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the "Due Diligence Termination Notice") on or before the expiration of the Feasibility Period. If Buyer does not give a Due Diligence Termination Notice prior on or before the expiration of the Feasibility Period, the Earnest Money shall be non-refundable except as otherwise set forth herein and this Agreement shall continue in full force and effect in accordance with its terms, and Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to Section 7(c) and this Section 5(c), and Buyer shall be deemed to have acknowledged that it has received or had access to all Information and conducted all inspections and tests of the Property that it considers important.
(d)    Return of Reports. If this Agreement terminates for any reason, Buyer shall promptly return and/or deliver to Seller all Information and copies thereof. Buyer's obligation to deliver the Information to Seller in accordance with the provisions of this Section 5(d) shall survive the termination of this Agreement.
(e)    Service Contracts. On or prior to the expiration of the Feasibility Period, Buyer will advise Seller in writing (i) which Service Contracts it will assume (the "Assumed Contracts") and (ii) which Service Contracts Buyer requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Buyer shall be obligated to assume, any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee, unless Buyer agrees to be responsible for the payment of such penalty or fee. Seller shall deliver at Closing notices of termination of all Service Contracts that are not Assumed Contracts. Buyer must assume the obligations arising from and after the Closing Date under the New Contracts and those Service Contracts (i) that Buyer has agreed to assume, or that Buyer is obligated to assume pursuant to this Section 5(e), and (ii) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing. Notwithstanding any other provision hereof, if any default under an Assumed Contract occurs such that the representation and warranty set forth in Section 9(a)(xi) is not true and correct in all material respects on the Closing Date, Buyer shall not be obligated to assume such contracts and Seller shall be solely responsible for all costs, expenses and other amounts owing under such contracts.
(f)    Proprietary Information; Confidentiality. Buyer acknowledges that the Confidential Information is proprietary and confidential and will be delivered to Buyer or made available for Buyer's review solely to assist Buyer in determining the feasibility and financing of purchasing the Property. Buyer shall not use the Confidential Information for any purpose other than as set forth in the preceding sentence. Buyer shall not disclose the Confidential Information to any third party (other than to Buyer's partners, investors, financing sources, employees, agents, contractors and attorneys who have a need to know such information for the purpose of evaluating or implementing the transactions contemplated by this Agreement and who have agreed to preserve the confidentiality of such information as required hereby (collectively, "Permitted Outside Parties")). Buyer shall not divulge the Confidential Information except in strict accordance with the confidentiality standards set forth in this Section 5(f). In permitting Buyer to review the Confidential Information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.
(g)    No Representation or Warranty by Seller. Buyer acknowledges that except as expressly set forth in Section 9(a), Seller has not made nor makes any warranty or representation regarding the truth, accuracy or completeness of the Information or the source(s) thereof. Buyer further acknowledges that some if not all of the Information was prepared by third parties other than Seller. Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Information, or in any other written or oral communications transmitted or made available to Buyer, except with respect to the representation and warranties expressly set forth in Section 9(a). Buyer shall rely solely upon its own investigation with respect to the Property, including but not limited to all matters related to the design, financing, development, entitlement, construction, maintenance, management, or performance of the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto, except with respect to the representations and warranties expressly set forth in Section 9(a). Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Information and is providing the Information or making the same available for Buyer's review solely as an accommodation to Buyer.
(h)    Buyer's Responsibilities. In conducting any inspections, investigations or tests of the Property and/or the Information, Buyer and its agents and representatives shall: (i) not unreasonably interfere with any tenant's use of the Property pursuant to their respective Leases; (ii) not unreasonably interfere with the operation and maintenance of the Property, (iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, Property Manager, or their respective agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (v) comply in all material respects with all applicable laws; (vi) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (viii) promptly repair any damage to the Property resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any Confidential Information to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 5(f), or except as may be otherwise required by law.
(i)    Buyer's Agreement to Indemnify. Buyer indemnifies and holds Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of Buyer's inspections, investigations or tests of the Property or any violation of the provisions of Sections 5(b), (f) or (h); provided, however, the indemnity shall not apply to (i) the mere discovery of any condition on the Property (e.g., environmental conditions) or (ii) any claim arising from any act or omission of Seller. Buyer's obligations under this Section 5(i) shall survive the termination of this Agreement and shall survive the Closing (whichever shall occur) for a period of twelve (12) months.
(j)    Seller's Acknowledgement. Seller acknowledges and agrees that Buyer will expend material sums of money in reliance on Seller's obligations under this Agreement, in connection with negotiating and executing this Agreement, furnishing the Earnest Money, conducting the inspections contemplated by this Section 5 and preparing for Closing, and that Buyer would not have entered into this Agreement without the availability of the Feasibility Period. The parties therefore agree that adequate consideration exists to support Seller's obligations under this Agreement, even before expiration of the Feasibility Period. Notwithstanding anything to the contrary in this Agreement, the effect of any representations or warranties made by Seller in this Agreement shall not be diminished, abrogated, or compromised by any inspections, tests or investigations made by Buyer; provided that Seller shall have no liability with respect to any of such representations or warranties if, prior to the Closing, Buyer has knowledge of any information (from whatever source) that contradicts any of such representations or warranties, or renders any of such representations or warranties untrue or incorrect, and Buyer nevertheless consummates the transaction contemplated by this Agreement. The foregoing sentence shall survive Closing and any termination of this Agreement, as applicable.
6.    Buyer's Conditions. Buyer's obligation to purchase the Property is conditioned on satisfaction or waiver by Buyer of the following conditions:
(a)    all representations of Seller contained in this Agreement are accurate in all material respects at the time of the Closing as if made again at that time, except representations and warranties with respect to the Rent Roll (which will be supplanted by the rent roll delivered at the Closing) and except as set forth in Section 5(e);

(b)    Title Company shall issue at the Closing, or is unconditionally committed at the Closing to issue to Buyer, a standard coverage owner's title policy (the "Title Policy") in accordance with the Commitment (as defined below), insuring Buyer's title to the Land in the amount of the Purchase Price, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted Exceptions;
(c)    as of the Closing, Seller shall have materially performed all of its obligations hereunder and all Seller Closing Documents have been tendered;
(d)    the Property Management Agreement shall have been terminated at no cost to Buyer;
(e)    at no time prior to the Closing shall any of the following have been done by or against or with respect to Seller: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of any property interest; or (c) an assignment for the benefit of creditors; and
(f)    there shall not have occurred after the expiration of the Feasibility Period any release on the Property of any Hazardous Materials in violation of any Environmental Law that had not been remediated.
Buyer may at any time or times, at its election, waive any of the conditions to its obligations under this Agreement, but any such waiver shall be effective only if contained in a writing signed by Buyer. The failure of any of the conditions in this Section 6 shall entitle Buyer, at its option, to cancel and terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser and, except as specifically provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement.
7.    Title And Survey.
(a)    Title Report. To the extent not delivered prior to the Effective Date, Seller shall request that Escrow Agent deliver to Buyer within five Business Days after the Effective Date: (i) a current commitment for title insurance for a standard TLTA owner's policy on Title Company's most current form (the "Commitment") issued by Title Company, and (ii) copies of all documents of record referred to in the Commitment as exceptions to title to the Land (the "Title Documents").
(b)    New or Updated Survey. To the extent not delivered prior to the Effective Date, within three Business Days after the Effective Date, Seller shall deliver to Buyer Seller's latest survey of the Land (the "Existing Survey"). Buyer may, at Buyer's sole cost and expense, elect to obtain a new survey or revise, modify, or re-certify the Existing Survey (the "Survey") as necessary in order for Title Company to delete the survey exception from the Title Policy or to otherwise satisfy Buyer's objectives; provided, however, in no event shall the issuance and/or receipt of such Survey be a condition precedent to, or delay, the Closing.

(c)    Title Review. During the Title Review Period, Buyer shall review title to the Land as disclosed by the Commitment and the Survey. All matters shown in the Commitment, the Title Documents and the Survey (if any) that are not objected to by Buyer by delivery of written notice thereof ("Buyer's Title Objection Notice") to Seller on or before the end of the Title Review Period shall be conclusively deemed to be accepted by Buyer. If Buyer timely delivers to Seller Buyer's Title Objection Notice prior to the end of the Title Review Period specifying Buyer's objection to any title exception pertaining to the Land shown in the Commitment, the Title Documents or the Survey (if any) (each, a "Title Objection" and collectively, the "Title Objections"), Seller may, but, except as otherwise provided in this Section 7(c) shall not be obligated to, eliminate or cure at Seller's sole cost (by title endorsement from Title Company or otherwise), some or all of such Title Objections; provided, however, if Seller is able and willing to eliminate or cure some or all of such Title Objections, Seller shall notify Buyer in writing within three days after the receipt of Buyer's Title Objection Notice ("Seller's Notice Period") of those Title Objections Seller intends to eliminate or cure (said notice hereinafter called "Seller's Title Notice") and in which case the elimination or curing by Seller of the Title Objections specified by Seller for cure or elimination in Seller's Title Notice shall be completed on or before the Closing Date. If Seller does not deliver Seller's Title Notice to Buyer within Seller's Notice Period, Buyer shall be deemed to be notified that Seller is unable or unwilling to eliminate or cure the Title Objections. If Seller (i) does not timely deliver Seller's Title Notice or (ii) notifies or is deemed to have notified Buyer that Seller is unable or unwilling to cure any particular Title Objection, Buyer shall be deemed to have waived those Title Objections which Seller is unable or unwilling to eliminate or cure unless on or before the end of the Feasibility Period, Buyer delivers to Seller and Escrow Agent Buyer's Due Diligence Termination Notice terminating this Agreement. Notwithstanding anything herein to the contrary, if Buyer's right to terminate this Agreement pursuant to the foregoing provisions of this Section 7(c) has not expired prior thereto, it shall expire upon expiration of the Feasibility Period notwithstanding that the Title Review Period expires concurrently with the expiration of the Feasibility Period (and Buyer acknowledges and agrees that nothing in this Section 7(c) gives Buyer the right to terminate this Agreement pursuant to this Section 7(c) after the expiration of the Feasibility Period and by not terminating this Agreement prior to the expiration of the Feasibility Period, Buyer shall be deemed to have agreed that Seller has no obligation to cure any Title Objection, except as set forth in the following sentence). Notwithstanding the foregoing provisions of this Section 7(c) to the contrary, Buyer and Seller acknowledge that although Seller has no obligation (unless specifically set forth in Seller's Title Notice) to cure any title matters, subject to Buyer's full performance under this Agreement, Seller does agree to deliver title to the Land at Closing free and clear of Monetary Liens, which Monetary Liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose). As used herein, "Monetary Liens" shall mean all mortgages, all judgment liens, all mechanics' liens and similar liens for labor, materials or supplies, and other monetary liens that may be removed solely through the payment of money prior to Closing. If, at or prior to Closing, Seller fails to cure all Monetary Liens, Buyer shall have the right to proceed to Closing and deduct from the Purchase Price the amount necessary to cure such Monetary Liens.

8.    Closing Costs and Prorations.
(a)    Closing Costs. Buyer will pay for the documentary stamps on the Deed, if any, recording costs for the recordation of the Deed, the cost of the Survey, all financing costs, including documentary stamps or tax on any note or mortgage procured by Buyer, all costs associated with Buyer's inspection of the Property, one-half of any escrow fee charged by Escrow Agent and all premiums for any costs of the Title Policy attributable to ALTA extended coverage and any endorsements desired by Buyer. Buyer and Seller each will pay its own attorneys' fees, subject to Section 17(b). Seller will pay for all transfer and similar taxes, the Commitment, the premium for standard TLTA coverage owner's policy of title insurance and one-half of any escrow fee charged by Escrow Agent. Other costs will be paid by Seller or Buyer, as applicable, as specified by other provisions of this Agreement or, if no provision is made in this Agreement, in accordance with local custom in Bexar County, Texas.
(b)    Prorations. Seller and Buyer will prorate collected Rents and all expenses of operation of the Property, if any (including utilities based on a 90-day historical average and personal property taxes and real property taxes and property assessments taking into account maximum discounts), except for insurance premiums as of 11:59 P.M. on the day before the Closing. Amounts allocable to the Closing Date will be for the account of Buyer. If, at the time of the Closing, the actual real estate and related property tax bill has not been issued by the relevant taxing authority for the year of Closing, the apportionment of real estate and personal property taxes will be upon the basis of the actual real estate and related property tax bill for the year 2017 (taking into account maximum discounts) and shall be reprorated between Seller and Buyer upon the issuance of the actual real estate and related tax bill for the year of Closing. If any other expenses cannot be determined finally as of the Closing Date, such expense will be prorated on the best available information. Adjustments to the prorations for said other expenses, including utilities, will be made from time to time within 30 days after the Closing Date to take account of final information as to expenses estimated as of the Closing Date or to adjust Rents or expenses that were not included in the prorations done at the Closing, and Buyer or Seller, as applicable, will pay the other on demand such amounts as may be appropriate based on such adjustments, together with interest at 10% per annum from the date of demand if such amount remains unpaid more than ten days after demand. Any reproration of expenses or Rents must be completed within 30 days after the Closing Date and, subject to Section 8(c), neither Buyer nor Seller will be entitled to request a payment on account of reprorations after such date.
(c)    Delinquent Rents. Rents delinquent as of the Closing Date will not be prorated. Rents collected after the Closing by Buyer shall be applied first against Rents attributable to the period after the Closing, until all of such Rents have been collected, and then to Rents attributable to the period before the Closing. Buyer will remit to Seller any Rents collected by Buyer that, in accordance with this Section 8(c), are allocable to the period before the Closing.
(d)    Deposits. Buyer will be entitled to a credit through the Closing Date for all Deposits held and retained by Seller as of the Closing Date.
(e)    Nonrefundable Deposits, Fees, Upfront Payments and Prepaid Amounts. Nonrefundable deposits, fees and upfront payments and prepaid amounts under laundry,

telecommunications and other similar leases and concessions, will not be prorated, nor will Buyer be entitled to a credit on account of such amounts.
(f)    The provisions of this Section 8 shall survive Closing.
9.    Representations and Warranties.
(a)    Seller's Representations and Warranties. In order to induce Buyer to enter into this Agreement and to complete the transfer of the Property contemplated by this Agreement, Seller represents and warrants to Buyer that, as of the date of this Agreement and as of the date of Closing:
(i)    Seller has duly been organized and is validly existing under the laws of the State of Delaware and is qualified to own the Property and conduct its business in the State of Texas. Seller has the power to enter into this Agreement, to perform its obligations under this Agreement and to complete the transfer of the Property. Seller has taken all action necessary to authorize the execution and delivery of this Agreement, the performance by Seller of its obligations under this Agreement and the completion of the transfer of the Property.
(ii)    This Agreement has been duly executed and delivered by Seller and constitutes a valid, binding and enforceable obligation of Seller, subject to bankruptcy and other debtor relief laws and principles of equity.
(iii)    The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations under this Agreement and the completion of the transfer of the Property contemplated by this Agreement will not result in (1) a breach of, or a default under, any contract, agreement, commitment or other document or instrument to which Seller is party or by which Seller or the Property is bound (except the Service Contracts, as to which Seller makes no representation or warranty) or (2) a violation of any law, ordinance, regulation or rule of any governmental authority applicable to Seller or any judgment, order or decree of any court or governmental authority that is binding on Seller.
(iv)    There is no action, suit or proceeding pending or, to the best of Seller's Knowledge threatened, by or before any court or governmental authority (1) against or affecting the Property or (2) that would prevent the performance by Seller of its obligations under this Agreement or the completion of the transfer of the Property contemplated by this Agreement.
(v)    Except for consents required under the Service Contracts or the Intangibles (as to which Seller makes no representation or warranty), and consents, approvals, authorizations and filings already completed, Seller is not required to obtain any consent, approval or authorization from, or to make any filing with, any person (including any governmental authority) in connection with, or as a condition to, the execution and delivery of this Agreement, the performance by Seller of its obligations under this Agreement or the completion of the transfer of the Property contemplated by this Agreement.

(vi)    The Rent Roll attached as Schedule 2 to this Agreement is the rent roll delivered by Property Manager to Seller and is used and relied upon by Seller in connection with its ownership and operation of the Property.
(vii)    Seller has no employees.
(viii)    Neither Seller nor any person holding a direct or indirect ownership interest in Seller is described in, covered by or specially designated pursuant to, or affiliated with any person described in, covered by or specially designated pursuant to, any Anti-Terrorism Law or any list issued by any department or agency of the United States of America in connection with any Anti-Terrorism Law.
(ix)    The list of Service Contracts attached hereto as Schedule 5 is accurate in all material respects as of its date.
(x)    Except as set forth on Schedule 6 attached hereto, there are no nonrefundable deposits, fees and upfront payments and prepaid amounts under laundry, telecommunications and other similar leases and concessions.
(xi)    Except for defaults cured on or before Closing, Seller has not received any written notice of default under the terms of any of the Assumed Contracts.
(xii)    Except for violations cured or remedied on or before Closing, Seller has not received any written notice from any governmental authority of any violation of law applicable to the Property, including, but not limited to, any Environmental Law.
(xiii)    Seller has received no written notice of any special assessments of any nature with respect to the Property, or any part thereof, nor has Seller received any written notice of any special assessments being contemplated, except no representation or warranty is made herein with respect to reassessment that result from the transactions contemplated hereby.
(xiv)    To the best of Seller's actual knowledge, there are no pending or threatened proceedings to alter or restrict the zoning or other use restrictions applicable to the Property.
(xv)    Seller has not received any written notice from any insurance carrier of defects or inadequacies in the Property which, if not corrected, would result in termination of insurance coverage, increase in the insurance cost or otherwise affect the insurability of the Property, except for matters cured on or before Closing.
(xvi)    The operating statements supplied to Buyer in connection with this Agreement are the operating statements delivered by Property Manager to Seller and is used and relied upon by Seller in connection with its ownership and operation of the Property.
As used in this Section 9(a), the phrase "to the best of Seller's actual knowledge" and similar expressions means the actual knowledge of Brian Tusa, without implication of inquiry of any sort and without imputation of knowledge of others. Seller warrants and represents that Brian Tusa is the person with the knowledge necessary to make the warranties and representations set forth in this Section 9(a) meaningful and not misleading. There shall be no personal liability on the part of such person or otherwise under or in respect to this Agreement or the transactions described herein (the provisions of this sentence shall expressly survive Closing).
(b)    Buyer's Representations and Warranties. In order to induce Seller to enter into this Agreement and to complete the transfer of the Property contemplated by this Agreement, Buyer represents and warrants to Seller that, as of the date of this Agreement and as of the date of Closing:
(i)    Buyer has been duly organized and is validly existing under the laws of the State of Illinois and, in the event that Buyer does not assign its rights under this Agreement in accordance with Section 16(j), will by Closing be qualified to own the Property and conduct its business under the laws of the State of Texas, and if so assigned, the assignee shall be by Closing qualified to own the Property and conduct its business under the laws of the State of Texas. Buyer has the power to enter into this Agreement, to perform its obligations under this Agreement and to complete the transfer of the Property contemplated by this Agreement. Buyer has taken all action necessary to authorize the execution and delivery of this Agreement, the performance by Buyer of its obligations under this Agreement and the completion of the transfer of the Property contemplated by this Agreement.
(ii)    This Agreement has been duly executed and delivered by Buyer and constitutes a valid, binding and enforceable obligation of Buyer, subject to bankruptcy and other debtor relief laws and principles of equity.
(iii)    The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations under this Agreement and the completion of the transfer of the Property contemplated by this Agreement will not result in (1) a breach of, or a default under, any contract, agreement, commitment or other document or instrument to which Buyer is party or by which Buyer is bound or (2) a violation of any law, ordinance, regulation or rule of any governmental authority applicable to Buyer or any judgment, order or decree of any court or governmental authority that is binding on Buyer.
(iv)    There is no action, suit, proceeding, inquiry or investigation (including any bankruptcy or other debtor relief proceeding), pending against Buyer by or before any court or governmental authority that would prevent or hinder the performance by Buyer of its obligations under this Agreement or the completion of the transfer of the Property contemplated by this Agreement.
(v)    Except for consents, approvals, authorizations and filings already completed, Buyer is not required to obtain any consent, approval or authorization from, or to make any filing with, any person (including any governmental authority) in connection with, or as a condition to, the execution and delivery of this Agreement, the performance by Buyer of its obligations under this Agreement or the completion of the transfer of the Property contemplated by this Agreement.

(vi)    Neither Buyer nor any person holding a direct or indirect ownership interest in Buyer is described in, covered by or specially designated pursuant to, or affiliated with any person described in, covered by or specially designated pursuant to, any Anti-Terrorism Law or any list issued by any department or agency of the United States of America in connection with any Anti-Terrorism Law.
(c)    Disclaimers. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES IN SECTION 9(a) OR IN ANY OF THE SELLER CLOSING DOCUMENTS, SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF HABITABILITY, MERCHANTABILITY, WORKMANLIKE CONSTRUCTION AND FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY BUYER) WITH RESPECT TO THE PROPERTY OR ITS CONDITION OR THE DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY, PHYSICAL CONDITION, COMPLIANCE WITH LAWS, SOIL CONDITIONS, STORMWATER DETENTION, RETENTION OR DISCHARGE, DRAINAGE, GEOLOGICAL CONDITIONS, HAZARDOUS MATERIALS, ZONING, CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY AND BUYER ACCEPTS SUCH DISCLAIMERS. THE DISCLAIMERS IN THIS SECTION 9(c) SPECIFICALLY EXTEND TO (1) MATTERS RELATING TO HAZARDOUS MATERIALS AND COMPLIANCE WITH ENVIRONMENTAL LAWS, (2) GEOLOGICAL CONDITIONS, INCLUDING SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND STREAMS AND RESERVOIRS AND OTHER UNDERGROUND WATER CONDITIONS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, EARTHQUAKE FAULTS, AND MATTERS RELATING TO FLOOD PRONE AREAS, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARDS, (3) STORMWATER DETENTION, RETENTION, DISCHARGE OR DRAINAGE, (4) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF UNSTABLE SOILS, CONDITIONS OF SOIL FILL, SUSCEPTIBILITY TO LANDSLIDES, AND THE SUFFICIENCY OF ANY UNDERSHORING, (5) ZONING AND SUBDIVISION AND COMPLIANCE WITH ZONING AND SUBDIVISION LAWS, (6) THE VALUE AND PROFIT POTENTIAL OF THE PROPERTY, (7) DESIGN, CONSTRUCTION, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY AND PHYSICAL CONDITION OF THE PROPERTY AND (8) COMPLIANCE OF THE PROPERTY WITH ANY LAWS (INCLUDING BUILDING CODES AND SIMILAR LAWS, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND THE FAIR HOUSING AMENDMENTS ACT OF 1988). BUYER REPRESENTS AND WARRANTS TO SELLER AND THE RELATED ENTITIES THAT BUYER IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE. BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN SECTION 9(a), OR IN THE SELLER CLOSING DOCUMENTS, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY STATEMENT OF SELLER OR ANY OF ITS RELATED ENTITIES OR ANY OFFICER, DIRECTOR, TRUSTEE, AGENT, EMPLOYEE OR OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER OR ANY OF ITS RELATED ENTITIES, IN EACH CASE WHETHER TRUTHFUL OR NOT. BUYER ACKNOWLEDGES THAT IT HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS AS TO

THE CONDITION OF THE PROPERTY AND ALL MATTERS BEARING UPON THE PROPERTY OR THE DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY, PHYSICAL CONDITION, COMPLIANCE WITH LAWS, SOIL CONDITIONS, STORMWATER DETENTION, RETENTION OR DISCHARGE, DRAINAGE, GEOLOGICAL CONDITIONS, HAZARDOUS MATERIALS, ZONING, CONSTRUCTION, PROSPECTS, OPERATIONS AND RESULTS OF OPERATIONS OF THE PROPERTY AS IT DEEMS NECESSARY TO PROTECT ITS INTERESTS AND DETERMINE THE SUITABILITY OF THE PROPERTY FOR BUYER'S INTENDED USE. BUYER IS ACQUIRING THE PROPERTY "AS IS" AND "WHERE IS" AND SUBJECT TO ALL FAULTS, DEFECTS OR OTHER ADVERSE MATTERS, WHETHER PATENT OR LATENT, AND, UPON CLOSING, BUYER WILL ACCEPT THE PROPERTY SUBJECT TO BOTH PATENT AND LATENT ADVERSE STRUCTURAL, PHYSICAL, ECONOMIC OR ENVIRONMENTAL CONDITIONS OR DEFECTS THAT MAY THEN EXIST, WHETHER OR NOT REVEALED BY THE INSPECTIONS AND INVESTIGATIONS CONDUCTED BY BUYER. BUYER SPECIFICALLY WAIVES AND RELEASES (1) ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF HABITABILITY, MERCHANTABILITY, WORKMANLIKE CONSTRUCTION AND FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY SELLER) WITH RESPECT TO THE PROPERTY OR THE DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY, PHYSICAL CONDITION, COMPLIANCE WITH LAWS, SOIL CONDITIONS, STORMWATER DETENTION, RETENTION OR DISCHARGE, DRAINAGE, GEOLOGICAL CONDITIONS, HAZARDOUS MATERIALS, ZONING, CONSTRUCTION, PROSPECTS, OPERATIONS AND RESULTS OF OPERATIONS OF THE PROPERTY AND (2) ALL RIGHTS, REMEDIES, RECOURSE OR OTHER BASIS FOR RECOVERY (INCLUDING ANY RIGHTS, REMEDIES, RECOURSE OR BASIS FOR RECOVERY BASED ON NEGLIGENCE OR STRICT LIABILITY) THAT BUYER WOULD OTHERWISE HAVE AGAINST SELLER OR ANY OF ITS RELATED ENTITIES, ANY PERSON WHO HOLDS A DIRECT OR INDIRECT OWNERSHIP INTEREST IN SELLER OR ANY RELATED ENTITY AND THE RESPECTIVE MEMBERS, PARTNERS, OFFICERS, DIRECTORS, TRUSTEES, AGENTS AND EMPLOYEES OF EACH SUCH PERSON IN RESPECT OF THE PROPERTY OR THE DESIGN, QUALITY, SUITABILITY, STRUCTURAL INTEGRITY, PHYSICAL CONDITION, COMPLIANCE WITH LAWS, SOIL CONDITIONS, STORMWATER DETENTION, RETENTION OR DISCHARGE, DRAINAGE, GEOLOGICAL CONDITIONS, HAZARDOUS MATERIALS, ZONING, CONSTRUCTION, PROSPECTS, OPERATIONS AND RESULTS OF OPERATIONS OF THE PROPERTY AS IT DEEMS NECESSARY TO PROTECT ITS INTERESTS. BUYER ACKNOWLEDGES AND AGREES THAT: (i) THE DISCLAIMERS, WAIVERS, RELEASES AND OTHER PROVISIONS SET FORTH IN THIS SECTION 9(c) ARE AN INTEGRAL PART OF THIS AGREEMENT, (ii) SELLER WAS MATERIALLY INDUCED TO ENTER INTO THIS AGREEMENT AND SELL THE PROPERTY TO BUYER IN MATERIAL RELIANCE UPON SUCH DISCLAIMERS, WAIVERS, RELEASES AND OTHER PROVISIONS SET FORTH IN THIS SECTION 9(c), (iii) SELLER WOULD NOT HAVE AGREED TO COMPLETE THE SALE ON THE TERMS PROVIDED IN THIS AGREEMENT, WITHOUT THE DISCLAIMERS, WAIVERS, RELEASES AND OTHER PROVISIONS SET FORTH IN THIS SECTION 9(c). THE PROVISIONS OF THIS SECTION 9(c) AND THE DISCLAIMERS, WAIVERS AND RELEASES SET FORTH HEREIN SHALL EXPRESSLY INCLUDE AND BE FOR THE BENEFIT OF ALL RELATED ENTITIES

AND ALL RELATED ENTITIES ARE EXPRESSLY THIRD PARTY BENEFICIARIES OF THIS SECTION 9(c). THE FOREGOING SHALL NOT IN ANY WAY AFFECT THE REPRESENTATIONS OR WARRANTIES MADE BY SELLER IN SECTION 9(a) OR IN THE SELLER CLOSING DOCUMENTS OR BUYER'S RIGHT TO RELY THEREON
(d)    Survival. The representations and warranties in Sections 9(a) and 9(b) will survive Closing, but only for a period of six months, and no claim shall be allowed on any such representation or warranty unless notice of the claim and a detailed statement of the basis for the claim is delivered by the claimant to the other party within such six-month period. Nothing in this Section 9(d) limits the disclaimers, waivers, releases and other provisions in Section 9(c), all of which will survive Closing without limit as to time.
10.    Specific Rights and Obligations.
(a)    Maintenance of Insurance. Seller agrees that it will maintain all insurance in effect as of the date of this Agreement with respect to the Property (or, if such insurance is cancelled or expires, comparable insurance to the extent it is available on commercially reasonable terms) until the earlier of the Closing or the termination by Buyer or Seller of its obligation to complete the transfer of the Property contemplated by this Agreement.
(b)    Conduct of Business. Until the earlier of the Closing Date or the termination by Buyer or Seller of its obligation to complete the transfer of the Property, Seller will carry on its business with respect to leasing, maintaining and operating the Property in a manner that is generally consistent with Seller's past practices. All Leases executed by Seller after the Effective Date shall be on the form provided to Buyer without material modification shall be for rents consistent with those set forth on the Rent Roll and shall be for a term of not less than seven months nor more than 12 months, and Seller shall not execute any contracts after the Effective Date, other than New Contracts.
(c)    Make Ready. Seller agrees that all apartment units located in the Property vacated five or more days prior to the Closing Date shall be placed in a make ready condition by Seller on the Closing Date, at Seller's sole expense, in accordance with Seller's past operating procedures, failing which Buyer shall receive a credit against the Purchase Price at Closing in an amount equal to $500 for each such unit which is not in make ready condition on the Closing Date.
(d)    Exclusivity. In consideration for the considerable amount of time and expense that Buyer will devote to the transactions described herein, Seller agrees that unless this Agreement has been terminated in accordance with the provisions hereof, neither Seller nor anyone acting on its behalf shall advertise the Property for sale or negotiate an offer from any person or entity other than Buyer for the purchase of the Property. Notwithstanding any provision hereof, Seller may, upon at least two Business Days' prior notice to Buyer, transfer unused residential development and density rights that have been allocated to the Land under the Master Planned Community District approved by the City of San Antonio to any bona fide third party prior to Closing; provided that (i) such transfer in no way diminishes or impairs Buyer's ability to operate the Property in substantially the manner as it is presently being operated and (ii) any rights not so transferred to a third party shall be transferred to Buyer at the Closing.

(e)    Restriction on Conversion to Condominium Ownership. Buyer and Seller agree and acknowledge that Seller will record an instrument in the official records of Bexar County prohibiting until March 1, 2026 (the "Restricted Period") the conversion of the Property without the prior written consent of Seller to condominium ownership or any other property ownership regime in which portions of the Property are designated for separate ownership and the remainder of the Property is designated for common ownership. Buyer agrees that without the prior written consent of Seller, which may be withheld in Seller's sole discretion, Buyer will not, at any time during the Restricted Period, assign, transfer or convey all or any part of the Property, or make or permit to be made effective a plat, replat, condominium map, declaration of condominium ownership or other document or device for the purpose of subdividing the Property or creating fractionalized ownership with respect to all or any part of the Property (whether by Buyer or a successor or assignee of Buyer or a successor owner). The provisions of this Section 10(e) shall survive the Closing indefinitely.
11.    Remedies.
(a)    Seller's Remedies. If Buyer fails to purchase the Property in violation of this Agreement, then Seller, as its sole and exclusive remedy, may terminate its obligation to complete the transfer of the Property and, upon so doing, will be entitled to receive the Earnest Money as liquidated damages. Seller waives all remedies for Buyer's failure to complete the transfer of the Property, except those specifically provided for in this Section 11(a). Seller and Buyer acknowledge that Seller's damage would be difficult or impossible to ascertain in the event of Buyer's default in its obligation to purchase the Property and that the liquidated damages provided for in this Section 11(a) are a reasonable estimate of Seller's damages. Seller and Buyer acknowledge that the amount of the liquidated damages has been set taking into account various factors, including the potential for change in value of the Property. The remedies provided in this Section 11(a) are exclusive, provided, however, that nothing in this Section 11(a) limits Seller's remedies for any breach by Buyer of any representation, warranty, obligation, undertaking or indemnity that survives the termination of this Agreement, as expressly set forth in this Agreement.
(b)    Buyer's Remedies. If Seller fails to deliver the Deed to Purchaser at Closing in the form required by Section 4(b)(i), or if Seller fails to materially perform any of its other obligations under this Agreement, and such failure continues for five (5) days after written notice from Buyer specifying the failure to perform, such failure shall constitute a Seller default, and Buyer may either (i) terminate its obligation to complete its purchase of the Property, in which event Buyer shall be entitled to the return of the Earnest Money, and to recover from Seller the reasonable, actual third party out-of-pocket direct transaction costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement in an amount not to exceed an aggregate of $100,000, or (ii) enforce specific performance of Seller's obligation; provided, however, that Buyer shall only be entitled to such remedy if any such suit for specific performance is filed within 30 days after Buyer becomes aware of the default by Seller and notifies Seller of such default. Notwithstanding anything to the contrary contained in this Agreement, if specific performance is not available as a remedy as a result of the Seller having conveyed the Property to a third party, then Buyer shall be entitled to all remedies available at law or in equity. Buyer expressly waives all other remedies, claims and causes of action (including any right to obtain lost profits or actual, consequential, special or any other damages from Seller) for Seller's failure in performance prior to Closing or for any inaccuracy of Seller's representations and warranties that is discovered by Buyer prior to Closing.
(c)    Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement or any document or certificate executed in connection with this Agreement (including the Seller Closing Documents), (A) the aggregate liability of Seller arising directly or indirectly pursuant to or in connection with a representation, warranty, indemnification, covenant or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed in connection with this Agreement (including the Seller Closing Documents) shall be limited to $500,000, and (B) Buyer agrees that Seller shall have no liability to Buyer for any breach by Seller of a representation, warranty, indemnification, covenant or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed in connection with this Agreement (including the Seller Closing Documents) unless the valid claims for all such breaches collectively aggregate more than $10,000, in which event the full amount of such valid claims shall be actionable, up to the limitation cap set forth in the preceding clause (A). Notwithstanding anything to the contrary contained in this Agreement or any document or certificate executed in connection with this Agreement (including the Buyer Closing Documents), (x) the aggregate liability of Buyer arising directly or indirectly pursuant to or in connection with a representation, warranty, indemnification, covenant or other obligations (whether express or implied) of Buyer under this Agreement or any document or certificate executed in connection with this Agreement (including the Buyer Closing Documents) shall be limited to $500,000, and (y) Seller agrees that Buyer shall have no liability to Seller for any breach by Buyer of a representation, warranty, indemnification, covenant or other obligations (whether express or implied) of Buyer under this Agreement or any document or certificate executed in connection with this Agreement (including the Buyer Closing Documents) unless the valid claims for all such breaches collectively aggregate more than $10,000, in which event the full amount of such valid claims shall be actionable, up to the limitation cap set forth in the preceding clause (x); provided, however, that the provisions of this sentence shall not apply to or limit to Buyer's indemnification obligation set forth in Section 5(i). Any and all liabilities and obligations of Buyer under this Agreement shall be satisfied solely out of the properties and assets of Buyer, as they may exist from time to time. The provisions of this Section 11(c) shall survive Closing.
12.    Brokerage. Each party hereby represents and warrants to the other that it has not dealt with any broker or finder with respect to the transaction contemplated hereby except the Broker (as hereinafter defined). Seller will pay Institutional Property Advisors ("Broker") a commission in accordance with its agreement with Broker if, and only if, the transfer of the Property is closed and completed in accordance with this Agreement and the Purchase Price is paid to Seller. Subject to the preceding sentence, Seller and Buyer each agrees to indemnify and defend the other and hold the other harmless against any claim for a commission, finder's fee or similar compensation asserted by any person other than Broker retained by or claiming through the indemnifying party or its affiliates in connection with the transfer of the Property or the execution of this Agreement, and all related loss, damage, liability, obligation, claim, suit, cause of action, judgment, settlement, penalty, fine or cost or expense (including fees and disbursements of attorneys and other professionals and court costs). The provisions of this Section 12 shall survive the Closing and any termination of this Agreement.
13.    Possession. Seller will deliver possession of the Property to Buyer at the time of Closing, subject to the Permitted Exceptions.
14.    Casualty and Condemnation.
(a)    Notice of Casualty or Condemnation. Seller will notify Buyer within ten days after receiving notice of, or otherwise becoming aware of, (1) any Casualty Loss (as defined below) or (2) the commencement of any proceedings for the taking by eminent domain of all or any part of the Property.
(b)    Casualty Losses. If, prior to Closing, the Property is damaged by fire, windstorm, rioting or other civil disturbance, acts of war, earthquake or other casualty (a "Casualty Loss") and the cost to repair the related damage is more than $2,000,000 (a "Material Casualty Loss"), then Buyer, at its option, may terminate its obligation to complete the transfer of the Property contemplated by this Agreement upon notice to Seller of Buyer's intent to terminate within five days after receiving notice from Seller of such Casualty Loss, in which case the Earnest Money will be returned to Buyer. If Buyer elects to complete the transfer of the Property notwithstanding a Material Casualty Loss, then Seller will deliver to Buyer at Closing, through the closing escrow, all insurance proceeds previously received by Seller and an assignment of Seller's rights with respect to all uncollected insurance proceeds and Seller will cooperate with Buyer after Closing in making claim for, and collecting, all available insurance proceeds. In such event, Buyer shall receive a credit at Closing in the amount of the insurance deductible in respect of such damage. All amounts payable under this Section 14(b) shall be less the proceeds of rental loss and business interruption insurance allocable to the period through the Closing Date, amounts expended by Seller to stabilize or repair the Property and costs incurred by Seller in making proof of loss or settling claims with insurers. If the Casualty Loss is not a Material Casualty Loss, then the Closing shall occur without abatement of the Purchase Price, except for a credit in the amount of the insurance deductible in respect of such damage, Seller shall not be obligated to repair such damage or destruction and Seller shall assign, without recourse, and turn over to Buyer, all of the insurance proceeds, net of any costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or such casualty, including any rent abatement insurance for such casualty.
(c)    Condemnation. If, prior to Closing, all or a material part of the Property is taken by eminent domain or any proceedings for the taking by eminent domain of all or a material part of the Property is commenced or Seller and the condemning authority enter into discussions regarding Seller's delivery of a deed in lieu thereof, then Buyer, at its option within five days after receiving notice thereof from Seller, may terminate its obligation to complete the transfer of the Property in which case the Earnest Money will be returned to Buyer. If Buyer elects to complete the transfer of the Property notwithstanding a taking by eminent domain or proceeding therefore or deed in lieu thereof, Seller will deliver to Buyer at Closing, through the closing escrow, all condemnation proceeds previously received by Seller and an assignment of Seller's rights with respect to all uncollected condemnation proceeds (in either case, net of proceeds allocable to loss of use of the Property for the period through the Closing Date and costs incurred by Seller in connection with such proceedings) and such documents as Buyer may reasonably request to substitute itself for Seller in any pending eminent domain proceedings. If the condemnation is not Material, then the Closing shall occur without abatement of the Purchase Price and, after deducting Seller's reasonable costs and expenses incurred in collecting any award, Seller shall assign, without recourse, all remaining awards or any rights to collect awards to Buyer on the Closing Date. For purposes of this Section 14(c), the term "Material" shall mean any taking whatsoever which if taken causes (i) a material reduction in size of the Property or material interference with the use and operation of the Property or (ii) a material adverse effect on the ingress and egress thereto.
(d)    Uniform Vendor and Purchaser Risk Act Not Applicable. It is the express intent of the parties hereto that the provisions of Sections 14(b) and (c) above govern the rights of the parties in the event of damage to or condemnation of the Property, and that the Uniform Vendor and Purchaser Risk Act (Section 5.007 of the Texas Property Code) not apply to this Agreement.
15.    Consequences of Termination. If Buyer or Seller terminates its obligation to complete the transfer of the Property under circumstances permitted by this Agreement, neither Buyer nor Seller will have any further liability or obligation under this Agreement, except indemnity provisions and obligations under Sections 5(i) and 12 and any other term that expressly survives the termination of this Agreement. Nothing in this Section 15 is intended to limit the obligations of Escrow Agent or the provisions of this Agreement dealing with the disposition of funds or documents held in escrow following termination of the obligations of Buyer or Seller. If Buyer or Seller terminates its obligation to complete the transfer of the Property, Buyer will deliver the Information to Seller. Return of materials as required by this Section 15 will not limit Buyer's obligations under Section 5(i).
16.    Miscellaneous.
(a)    Survival. Except as specifically provided for in Sections 8(b) and 9(d), all disclaimers, waivers, releases, covenants, undertakings and obligations under this Agreement and all representations and warranties contained in this Agreement will survive the Closing and will not be merged into the Deed or other documents delivered pursuant to this Agreement.
(b)    Attorneys' Fees. If litigation is commenced by Buyer or Seller against the other party in connection with this Agreement or the Property, the party prevailing in the litigation will be entitled to collect from the other party the expense (including fees, costs and disbursements of attorneys, experts and other professionals and court costs) incurred in connection with the litigation, both prior to and during any appellate proceedings, said agreement to survive Closing and any termination of this Agreement.
(c)    Notices. Any notice or other communication to any party given under this Agreement will be effective only if in writing delivered to whichever of the following addresses is applicable:

If to Seller:	GGT TRG Rim TX, LLC
c/o Trinsic Residential
3100 Monticello Avenue, Suite 900
Dallas, Texas 75205
Attention: Brian Tusa
Telephone: (214) 462-7190
Facsimile: (214) 468-4114
Email: btusa@trinsicres.com
With a copy to:    GGT TRG Rim TX, LLC
CNL Center at City Commons
450 South Orange Avenue, Suite 1400
Orlando, Florida 32801
Attention: Michael Tetrick
Email: mike.tetrick@cnl.com

and

GGT TRG Rim TX, LLC
CNL Center at City Commons
450 South Orange Avenue, Suite 1400
Orlando, Florida 32801
Attention: Tracey B. Bracco, Esq.
Email: tracey.bracco@cnl.com

Dentons US LLP
2000 McKinney Avenue, Suite 1900
Dallas, Texas 75201
Attention: Toni Weinstein
Telephone: (214) 647-2488
Facsimile: (214) 259-0910
Email: toni.weinstein@dentons.com
Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
450 South Orange Avenue, Suite 800
Orlando, Florida 32801
Attention: Joaquin E. Martinez, Esq.
Email: quino.martinez@lowndes-law.com

If to Buyer:	BES Acquisitions, LLC
400 Skokie Boulevard, Suite 200
Northbrook, Illinois 60062
Attention: Scott Gould
Telephone: (847) 374-2723
Facsimile: (847) 374-2701

Email: scottg@bes.com
With a copy to:    Goldberg Kohn Ltd.
55 East Monroe Street, Suite 3300
Chicago, Illinois 60603
Attention: Michael B. Manuel
Telephone: (312) 201-3935
Facsimile: (312) 863-7435
Email: michael.manuel@goldbergkohn.com
If to Escrow Agent:    Republic Title of Texas, Inc.
2626 Howell Street, 10th Floor
Dallas, Texas 75204
Attention: Jennifer Haden
Telephone: (214) 754-7750
Facsimile: (972) 516-2512
Email: jhaden@republictitle.com

Any notice or other communication will be deemed received only upon delivery to the address provided for in this Section 16(c) or rejection of delivery at such address. Notice may be given by (i) a national overnight delivery service in which event delivery shall be deemed to occur the next Business Day after depositing the notice with such delivery service, or (ii) by facsimile transmission, and confirmation of transmission generated by the sender's equipment will be prima facie evidence of receipt, or when received by e-mail transmittal of pdf files or similar electronic means, in each such event notice shall be deemed to occur the same day if received before 5:00 p.m. on a Business Day and, if not so received, the next Business Day. The addresses and addressees to which notice is to be given may be changed by written notice given in the manner specified in this Section 16(c) and actually received by the addressee. All notices given by e-mail transmission of pdf files or similar electronic means shall be subsequently sent by national overnight delivery service.
(d)    Parties Bound. This Agreement will be binding upon and will inure to the benefit of Buyer and Seller and their respective successors and permitted assigns. Any indemnity in favor of a party or its affiliates (and, with respect to Seller, in favor of all of the Related Entities) also will benefit each person who holds a direct or indirect ownership interest in such party, affiliate or Related Entity and the respective officers, directors, trustees, agents, employees and affiliates of such party, affiliate or Related Entity and such owners, and all such persons are third-party beneficiaries of this Agreement to the extent of their rights under the related provision and may enforce that provision against Buyer or Seller, as applicable. Neither Escrow Agent nor the Broker is a third-party beneficiary of this Agreement, nor may Escrow Agent or the Broker enforce this Agreement or any obligation under this Agreement.
(e)    Construction. The Section headings contained in this Agreement are for convenience of reference only and are not intended to delineate or limit the meaning of any provision of this Agreement or be considered in construing or interpreting the provisions of this Agreement.

(f)    Counterparts, Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which, taken together, will constitute one instrument. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Buyer and Seller may execute different counterparts of this Agreement and, if they do so, the signature pages from the different counterparts may be combined to provide one integrated document.
(g)    Entirety and Amendments. This Agreement embodies the entire agreement and understanding between Buyer and Seller with respect to its subject matter and supersedes all prior agreements and understandings, written and oral, between Buyer and Seller related to that subject matter, including any letter of intent. This Agreement and the obligations of the parties under this Agreement may be amended, waived and discharged only by an instrument in writing executed by the party against which enforcement of the amendment, waiver or discharge is sought. Joinder of Escrow Agent and the Broker will not be necessary to make any amendment, waiver or discharge effective between Buyer and Seller.
(h)    Invalidity. The determination that any provision of this Agreement is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances. Any invalid or unenforceable provision will be enforced to the maximum extent permitted by law.
(i)    Assignment. Buyer shall not transfer, convey or assign all or any part of this Agreement without the approval of Seller, which approval may be withheld in the Seller's sole and absolute discretion. Notwithstanding the foregoing, Buyer shall have the right to assign this Agreement to one or more entities that are, directly or indirectly, owned or controlled by the owners of Buyer, or their affiliated entities, without Seller's prior consent. Buyer shall notify Seller of any such assignment at least five Business Days in advance of the Closing.
(j)    Governing Law. This Agreement will be governed by the laws of the State of Texas, without giving effect to principles of conflicts of law.
(k)    No Liability of Related Entities. No Related Entity, nor any person who holds a direct or indirect ownership interest in Seller or any Related Entity, nor any of the respective officers, directors, trustees, agents and employees of any such person shall have any liability, directly or indirectly, under or in connection with this Agreement, any document or certificate executed in connection with this Agreement (including the Seller Closing Documents) or any amendment of any of the foregoing made at any time, whether prior to, contemporaneous with or after this Agreement. Buyer and its successors and assigns, as well as all other persons, may look solely to Seller's assets for the payment of any claim or any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all other claims, demands, causes of action and liability.
(l)    Waiver of Jury Trial. BUYER AND SELLER EACH WAIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION BETWEEN THEM RELATED TO THIS AGREEMENT, THE TRANSACTION CONTEMPLATED HEREBY OR THE PROPERTY. The provisions of this Section 16(l) shall survive the Closing and any termination of this Agreement.

(m)    Time. Time is of the essence in the performance of this Agreement.
(n)    Confidentiality. Prior to Closing, Buyer shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of Seller; provided, however, that Buyer may, subject to the provisions of Section 5(f), make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Buyer.
(o)    No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Buyer without the prior written consent of Seller shall constitute a default hereunder by Buyer, whereupon Seller shall have the remedies set forth in Section 11(a).
(p)    Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Buyer.
(q)    Discharge of Obligations. The acceptance of the Deed by Buyer shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.
(r)    Tax Deferred Exchange. Seller or Buyer may, at each party's option, elect to structure this transaction as a "like-kind" exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. In such event, any party executing such a "like-kind" exchange shall give the other party at least five Business Days prior notice of the proposed changes required to effect such exchange and the identity of any party to be substituted in the escrow, and each party agrees to reasonably cooperate with the other in so structuring this transaction. Neither party will, however, in connection with any "like-kind" exchange transaction by the other party, (i) be required to incur any additional costs, including, without limitation, any obligation for the payment of any escrow, title, brokerage or other costs incurred with respect to such exchange, or assume any additional liabilities as a result of the other party's "like-kind" exchange, (ii) be required to acquire or take title to any exchange property, (iii) be responsible for preparing any additional agreements, documents and escrow instructions (collectively, the "Exchange Documents") required by such exchange, at its sole cost and expense; (iv) be responsible for making any determinations as to the legal sufficiency, tax considerations and other considerations relating to the proposed exchange, the Exchange Documents and the transactions contemplated thereby, and (v) be responsible for, or in any way be deemed to warrant or represent any tax or other consequences of such exchange transaction arising by reason of the cooperating party's performance of the acts required hereby. Furthermore, the Closing Date may not be postponed solely to effectuate such exchange, and no substitution of any party in connection with such "like-kind" exchange shall release such from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement by such party, its successors, or assigns, which obligations shall continue as the obligations of a principal and not of a surety or guarantor. EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY HAS MADE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE MANNER OF OR THE VALIDITY OF SUCH EXCHANGE AND SHALL HAVE ABSOLUTELY NO LIABILITY TO THE OTHER PARTY FOR THE VALIDITY OR EFFECT THEREOF FOR TAX PURPOSES; PROVIDED, HOWEVER, THE PARTY EFFECTING SUCH EXCHANGE SHALL INDEMNIFY THE OTHER PARTY FOR ANY LIABILITY ARISING SOLELY AS A RESULT OF SUCH OTHER PARTY'S COOPERATION IN ACCORDANCE WITH THIS PROVISION.
(s)    Joint and Several Liability. In the event there are multiple assignees of Buyer who take title to the Property as tenants in common, the liability of such assignees with respect to the obligations of Buyer under this Agreement shall be joint and severable.
(t)    Exhibits and Schedules. All Exhibits and Schedules attached to this Agreement are, by this reference, incorporated in and made a part of this Agreement.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
GGT TRG RIM TX, LLC, a Delaware limited liability company

By:	TRG Rim L.P., a Delaware limited partnership, its operating member

By:	TRG – Rim GP, LLC, a Delaware limited liability company, its general partner

By:    /s/ Brian Tusa
Brian Tusa
President

BES ACQUISITIONS, LLC, an Illinois limited liability company
By:    /s/ David A. Sherman
Name: David A. Sherman
Title: President
This Agreement is executed by Escrow Agent to acknowledge its duties pursuant under this Agreement.
REPUBLIC TITLE OF TEXAS, INC., agent
for First American Title Insurance Company
By:
Name:
Title:

SCHEDULES AND EXHIBITS
Schedule 1    Legal Description
Schedule 2    Rent Roll
Schedule 3    List of Personalty
Schedule 4    Due Diligence Documents
Schedule 5    Service Contracts
Schedule 6    Nonrefundable Deposits, Fees and Upfront Payments and Prepaid Amounts
Exhibit A    Form of Deed
Exhibit B    Form of Bill of Sale
Exhibit C    Form of Assignment of Leases
Exhibit D    Form of Assignment and Assumption Agreement
Exhibit E    Form of Quit Claim Assignment of Subcontracts
Exhibit F    Form of Declaration
Exhibit G    Form of Owner's Letter

SCHEDULE 1
Legal Description
Intentionally Omitted

SCHEDULE 2
Rent Roll

Intentionally Omitted

SCHEDULE 3
List of Personalty

Intentionally Omitted

SCHEDULE 4
List of Due Diligence Documents
Intentionally Omitted

SCHEDULE 5
List of Service Contracts
Intentionally Omitted

SCHEDULE 6
Nonrefundable Deposits, Fees and Upfront Payments and Prepaid Amounts
Intentionally Omitted

EXHIBIT A
FORM OF SPECIAL WARRANTY DEED
Intentionally Omitted

A-1

EXHIBIT B
FORM OF BILL OF SALE
Intentionally Omitted

B-1

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS
Intentionally Omitted

C-1

EXHIBIT D
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
Intentionally Omitted

D-1

EXHIBIT E
FORM OF QUIT CLAIM ASSIGNMENT OF SUBCONTRACTS
Intentionally Omitted

E-1

EXHIBIT F
FORM OF DECLARATION

Intentionally Omitted

F-1

EXHIBIT G
FORM OF OWNER'S LETTER

Intentionally Omitted

G-1